AMERICAS POWER PARTNERS, INC.                                         EXHIBIT 21

SUBSIDIARIES OF ISSUER

June 30, 2002




      Subsidiary                                        Incorporated

Armstrong-Americas I, LLC                                 Delaware

                                       19